Exhibit 99.1

Citrix Reports First Quarter Earnings

Citrix reports an 8.5% increase in software license revenue; earnings per share growth of 25% over comparable period last year, 21% on an adjusted basis

FORT LAUDERDALE, Fla. – April 23, 2003 – Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported results for the first quarter ended March 31, 2003.

FINANCIAL RESULTS

     Revenues for the three months ended March 31, 2003 were $143.5 million compared to $142.3 million in the same period of the prior year. Net income was $30.3 million for the first quarter of 2003, or $0.18 per share, as compared to $26.7 million or $0.14 per share in the comparable period of the prior year. Net income, adjusted to exclude the effect of amortization of intangible assets primarily related to business combinations, was $32.2 million for the first quarter of 2003, or $0.19 per share, as compared to $29.3 million, or $0.16 per share in the comparable period of the prior year.

     “We had a solid quarter and I’m quite pleased with our performance,” said Mark Templeton, president and chief executive officer for Citrix. “Our software license and technical services revenue was up about 8 percent over the same period last year. There was strength in medium-sized projects – both in first-time implementations and system expansions. We also saw growth in Subscription Advantage renewals, helping boost our deferred revenue. “Overall we believe these results show that we are executing well, selling to both new and existing customers. Additionally, our results illustrate that our customers see great value in our access infrastructure solution, helping lower the costs of computing and increase the productive power of the on-demand enterprise.”

FINANCIAL HIGHLIGHTS

•	Quarterly year-over-year software license revenue grew 8.5%; technical services revenue grew 6.2%.

•	Deferred revenue related to products and services grew by $6.7 million during the quarter to $110.7 million, primarily attributable to increased renewals in the Citrix® Subscription Advantage™ Program.

•	Operating margin was 26.4% for the quarter; adjusted operating margin was 28.5%, excluding the effect of amortization of intangible assets primarily relating to business combinations. Operating margin for the comparable period last year was 21.7%; adjusted operating margin for the comparable period last year was 24.1%.

•	First quarter 2003 operating expenses were down 5.4% versus first quarter 2002.

•	Cash flow from operations was approximately $59 million for the quarter.

•	Cash and investments totaled $722.6 million at the end of the quarter.

•	During the quarter, the company repurchased 4.2 million shares at an average price per share of $12.23, net of premiums received.

CUSTOMER HIGHLIGHTS

     Citrix closed several key deals in the first quarter including Adventist Health, Banco Pastor in Spain, Cargill, IKEA, Target Corporation, and others.

     Adventist Health, one of the largest healthcare delivery networks on the west coast, with 20 hospitals located in California, Hawaii, Oregon and Washington, will be using Citrix access infrastructure software to deploy Cerner Corporation’s Millennium Suite of healthcare applications. The software will be an integral part of delivering patient information at the point of care, whether it is in a hospital room or visiting a patient at home.

     Cargill, Inc., an international company that merchandises, processes and distributes agricultural and other products and services throughout the world, recently expanded its use of Citrix MetaFrame XP™ Presentation Server to deploy Microsoft® and J.D. Edwards applications to its employees in North and Central America. Through simplified access to information, Cargill is able to improve internal efficiency and ultimately the delivery of customer solutions in supply chain management, food applications, and health and nutrition.

     Target Corporation operates large-store general merchandise formats, including discount stores, moderate-priced promotional and traditional department stores, as well as a direct mail and on-line business. With more than 40,000 seats of Citrix MetaFrame XP Presentation Server, Target is able to connect employees and stores across the country to business applications, such as Lawson Financials and Siebel, as well as retail management and call center applications. Citrix also announced in March that its flagship product, Citrix MetaFrame XP Presentation Server, has amassed 5.6 million new users since its launch in February 2001.

     In total, there are now nearly 50 million Citrix users at more than 120,000 organizations worldwide.

     In addition, during the quarter, Citrix was awarded a U.S. General Services Administration (GSA) schedule 70 contract, which gives federal agencies a direct purchasing vehicle for acquiring Citrix access infrastructure solutions while utilizing architecture and integration services from the entire array of Citrix government integrators. Citrix software is currently used by hundreds of U.S. federal agencies including the U.S. Navy, Army and Air Force, the Department of Transportation and the Department of Veteran’s Affairs.

ALLIANCE HIGHLIGHTS

•	In February, the company announced the integration of MetaFrame XP with PeopleSoft® AppConnect 8. The certification affords IT administrators the ability to manage PeopleSoft browser-based applications and the end-user desktop environment with a rapid, server-based rollout across the enterprise.

•	Also in February, Citrix and Verizon Wireless partnered to provide enhanced mobility solutions to the government, education, financial services, healthcare, manufacturing and telecommunications industries. The joint solution provides superior anywhere application access over the Verizon Wireless Express Network SM through MetaFrame XP Presentation Server.

•	In March, Citrix, a Microsoft Global Gold Partner, was one of only seven independent software vendors (ISVs) to be named a Platinum Sponsor of the Microsoft Windows Server 2003 launch (April 2003). Citrix and Microsoft have worked closely together for over a decade, bringing increasing levels of value to joint customers by solving their complex IT issues and enhancing the performance of their infrastructures. Citrix will play a highly visible role at the Windows Server 2003 launch in San Francisco and in 45 cities and 22 countries around the world.

•	The company also added two new systems integrators to its partner family in the first quarter. Schlumberger, a global technology services company, signed an agreement to be a Citrix Global 2000-Authorized Solutions Integrator for Citrix software. Northrop

Grumman Information Technology Services, one of the largest IT services providers in the government sector, also signed a systems integrator agreement. Northrop Grumman Information Technology Services is focused in the federal defense and intelligence areas.

CITRIX METAFRAME ACCESS SUITE

     At Citrix Product Strategy Day in March, the company announced that it was expanding into the multi-billion-dollar access infrastructure market with the launch of the Citrix MetaFrame® Access Suite. The strategy is designed to drive Citrix growth by leveraging the company’s market-leading position in access infrastructure to expand into adjacent access-related markets. To this end, Citrix is extending its flagship MetaFrame brand into a suite of products that address end-to-end enterprise access requirements.

     As part of the new product strategy, Citrix is effectively integrating multiple technologies that have traditionally been served by disparate vendors with little synergy and integration. The Citrix MetaFrame Access Suite provides customers with a complete and integrated access infrastructure solution that brings greater simplicity, cost-effectiveness and agility to IT organizations. The MetaFrame Access Suite includes:

•	Citrix MetaFrame XP Presentation Server, Feature Release 3

•	Citrix MetaFrame Presentation Server 1.2 for UNIX

•	Citrix MetaFrame Secure Access Manager

•	Citrix MetaFrame Conferencing Manager

•	Citrix MetaFrame Password Manager

Availability of these products is planned over the next two quarters.

BUSINESS OUTLOOK

The company believes that continuing uncertainty in IT spending levels persists, making it particularly difficult to forecast product demand and other related matters. Accordingly, Citrix management offers the following guidance for the quarter ending June 30, 2003:

•	Revenue is expected to be in the range of $135 million to $145 million.

•	Earnings per share is expected to be in the range of $0.13 to $0.16.

•	Adjusted earnings per share is expected to be in the range of $0.14 to $0.17, excluding the effect of amortization of intangible assets primarily related to business combinations.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

CONFERENCE CALL INFORMATION

Citrix will host a conference call today at 4:45 p.m. EDT to discuss its financial results, quarterly highlights, and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors through May 7, 2003. In addition, an audio replay of the conference call will be available through April 30, 2003, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 9660664).

ABOUT CITRIX

     Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader in access infrastructure solutions for businesses, government agencies, and educational institutions. The most trusted name in enterprise access, the Citrix MetaFrame Access Suite enables people to easily and securely access the on-demand enterprise, from anywhere, anytime, using any device over any connection. Nearly 50 million people in more than 120,000 organizations around the world use Citrix every day. Citrix customers include 100% of the Fortune 100 companies, 95% of the Fortune 500 and 95% of the Financial Times European 100. Based in Fort Lauderdale, Florida, Citrix has offices in 22 countries, and more than 7,000 channel and alliance partners in more than 100 countries. For more information visit http://www.citrix.com.

FOR CITRIX INVESTORS

     This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in Business Outlook and in the reconciliation of non-GAAP measures to comparable U.S. GAAP measures concerning management’s forecast of revenue and earnings per share, statements regarding the company’s customer base and new products, product strategies, the potential size of product markets, product launch dates and statements concerning internal operations, marketing, management’s plans, objectives and strategies, and management’s assessment of market factors, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company’s product lines; the company’s product concentration and its ability to develop and commercialize new products and services; the success of investments in foreign operations and markets; the company’s success in expanding into new geographic and vertical markets; the company’s ability to maintain and expand its core business in large enterprise accounts; the size, timing and recognition of revenue from significant orders and other revenue recognition changes; the company’s reliance on and the success of the company’s independent distributors and resellers for the marketing and distribution of the company’s products; increased competition, including potential competition from Microsoft and other companies; the results of the company’s new licensing and channel programs and agreements, including Citrix Easy Licensing and Subscription Advantage; changes in the company’s pricing policies or those of its competitors, including Microsoft; the company’s reliance upon its technology relationships with Microsoft and other entities with which the company has a technology relationship; management of operations and operating expenses; charges in the event of the impairment of assets acquired through purchase combinations and licenses; the management of anticipated future growth, as well as risks of downturns in economic conditions generally, political and social turmoil, including the spread of the SARS illness, and the uncertainty in and the effects of a weak IT spending environment which has impacted the overall demand for software and related services, and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

     This press release contains non-GAAP financial measures as defined by SEC Regulation G. These non-GAAP financial measures should not be construed as superior to GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed in this press release (if available) and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the Citrix corporate Website at http://www.citrix.com/investors.

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Citrix®, MetaFrame®, MetaFrame XP™ and Subscription Advantage™ are registered trademarks or trademarks of Citrix Systems, Inc. in the U.S. and other countries. Microsoft® is a registered trademark of Microsoft Corporation in the U.S. and/or other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data - unaudited)

	Three Months Ended March 31,

	2003	2002

License revenue	$132,114	$121,725
Technical services revenue	11,377	10,713
Royalty revenue	—	9,872

Total net revenues	143,491	142,310

Cost of revenues	4,731	4,752

Gross margin	138,760	137,558

Operating expenses:
Research and development	15,125	18,849
Sales, marketing and support	61,711	61,199
General and administrative	21,022	23,237
Amortization of intangible assets	2,974	3,331
Total operating expenses	100,832	106,616
Income from operations	37,928	30,942
Other income, net	1,460	2,842

Income before income taxes	39,388	33,784

Income taxes	9,059	7,095

Net income	$30,329	$26,689

Earnings per share – diluted	$0.18	$0.14
Weighted average shares outstanding – diluted	170,402	187,465

Adjusted net income	$32,195	$29,321

Adjusted net income per share – diluted	$0.19	$0.16

Note: The above presentation of adjusted net income and adjusted earnings per share has been adjusted to exclude the effects of amortization of intangible assets primarily acquired from purchase business combinations and licenses of $3.0 million and $3.3 million for the three months ended March 31, 2003 and 2002, respectively. Amortization of intangible assets was comprised primarily of amortization of core technologies.

Condensed Consolidated Balance Sheets
(In thousands — unaudited)

	March 31, 2003	December 31, 2002

ASSETS:
Cash and short-term investments	$402,460	$219,913
Accounts receivable, net	68,733	69,471
Other current assets	90,537	85,915

Total current assets	561,730	375,299

Long-term investments	320,177	499,491
Property and equipment, net	73,053	76,534

Goodwill and other intangible assets, net	180,943	183,213
Other assets	17,870	26,994

Total assets	$1,153,773	$1,161,531

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued liabilities	$95,327	$92,926
Current portion of deferred revenue	102,768	95,963
Convertible subordinated debentures	338,004	—

Total current liabilities	536,099	188,889

Convertible subordinated debentures	—	333,549
Long-term portion of deferred revenue	7,931	8,028
Put warrants	4,423	16,475
Stockholders’ equity	605,320	614,590

Total liabilities and stockholders’ equity	$1,153,773	$1,161,531

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

We utilize certain non-GAAP financial measures to evaluate our performance. We consider these measures important indicators of our success. In addition, Citrix provides these non-GAAP measures of the company’s performance to investors to enable them to better compare Citrix’s most recent results of operations against financial models prepared by the company’s investors and securities analysts. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“U.S. GAAP”) such as net income and earnings per share and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies.

The following tables reconcile non-GAAP financial measures used in this release to the most comparable U.S. GAAP measure for the respective periods (in thousands, except for percentages):

Three Months Ended March 31, 2003

					Earnings
	Operating	Operating	Operating	Net	Per Share	Tax
	Expenses	Income	Margin	Income	– Diluted	Rate

U.S. GAAP measure	$100,832	$37,928	26.4%	$30,329	$0.18	23.0%
Adjustments to exclude the effects of amortization	(2,974)	2,974	2.1	1,866	0.01	1.0

Adjusted figures	$97,858	$40,902	28.5%	$32,195	$0.19	24.0%

Three Months Ended March 31, 2002

					Earnings
	Operating	Operating	Operating	Net	Per Share	Tax
	Expenses	Income	Margin	Income	– Diluted	Rate

U.S. GAAP measure	$106,616	$39,942	21.7%	$26,689	$0.14	21.0%
Adjustments to exclude the effects of amortization	(3,331)	3,331	2.4	2,632	0.02	—

Adjusted figures	$103,285	$34,273	24.1%	$29,321	$0.16	21.0%

Forward-looking Guidance for the Three Months Ended June 30, 2003

Earnings Per Share Range – Diluted

U.S. GAAP measure	$0.13 to $0.16
Adjustments to exclude the effects of amortization	$0.01

Adjusted figures	$0.14 to $0.17